EXHIBIT 99.1

LOAN AGREEMENT

THIS AGREEMENT is made the 25th day of May, 2005,

BETWEEN:	OCEAN CONVERSION (BVI) LTD. of Baughers Bay, Tortola,
British Virgin Islands, a Company incorporated under the
laws of the British Virgin Islands and having its
Registered Office at McNamara Corporate Services Limited,
2nd Floor, 116 Main Street, P.O. Box 3342, Road
Town, Tortola, British Virgin Islands (“the Borrower”)

AND:	CONSOLIDATED WATER CO. LTD. a Company incorporated under
the laws of the Cayman Islands and having its Registered
Office at Trafalgar Place, West Bay Road, P.O. Box 1114 GT,
Grand Cayman, Cayman Islands (“the Lender”)

RECITALS:-

The Lender has agreed to grant a loan to the Borrower in the amount of Three Million United States Dollars (US$3,000,000.00) to be applied by the Borrower for the design, construction and commissioning of a 500,000 Imperial gallon per day seawater desalination plant at Bar Bay, Tortola, British Virgin Islands (“the Property”) on the terms of this Agreement.

NOW THIS AGREEMENT WITNESSES as follows:

INTERPRETATION

1. In this Agreement, unless inconsistent with the context, subject matter or circumstances:

(1)	“the Bank” means Scotiabank (Cayman Islands) Ltd of 6 Cardinal Avenue, George Town, Grand Cayman, B.W.I.

(2)	“the Bank’s indebtedness” means all sums due and to become due from the Borrower to the Bank on any account whatever, whether as principal or surety, and whether present or future, actual or contingent and joint or separate.

(3) “the Borrower” includes persons deriving title under the Borrower.

(4)	“Business Day” means a day which is not a Saturday, Sunday or public holiday, and on which “A” licensed banks in the Cayman Islands are open for business.

(5)	“Control” in relation to a body corporate or other entity (“X”) means the power of a Person (“Y”) by having:

i. voting power in or in relation to X or any other body corporate or entity, or

ii.	power under any contract or document, or otherwise to secure that X’s affairs are conducted in accordance with Y’s wishes.

(6) “the Due Date” means the 1st day of June 2007.

(7)	“the Lender” includes its successors in title and assigns whether immediate or derivative.

(8)	“Lien” means, with respect to any property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others, security interest or encumbrance of any kind over or in respect of property. For the purposes of this definition, any person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a seller or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to that property.

(9)	“the Principal Sum” means the sum of Three Million United States Dollars (US$3,000,000.00).

(10)	“the Subordinated Indebtedness” means all sums due or to become due from the Borrower to the Lender under this Agreement.

(11)	An obligation imposed is to be performed, and a right, power or discretion conferred is exercisable, in each case, from time to time.

(12)	An obligation not to do something includes an obligation not to permit or suffer others to do it.

(13) Notice, consent and approval must be in writing.

(14)	Words of one gender include any other gender and singular words include the plural and vice versa and words importing persons and all references to persons include corporations and firms.

(15)	Any reference in this Agreement to any statute includes reference to any statutory modification or re-enactment of it for the time being in force.

PAYMENTS

2.	In consideration of the financial and other facilities granted by the Lender to the Borrower, the Borrower agrees with the Lender:

(1)	to pay interest on the Principal Sum or on so much of it as is or remains outstanding at such rate as the Lender determines to be three and one-half percent (31/2%) per annum over and above the 90 day London Inter Bank Offer Rate for United States Dollars quoted by Scotiabank (Cayman Islands) Limited on the date of each drawdown in accordance with clause 8. Such payments shall be made on the first day of the relevant calendar quarter (as the case may be), calculated daily and payable quarterly on the first Business Days of the months of April, July, October and January in each year.

(2)	to repay the Principal Sum on the Due Date together with such interest as is then outstanding, at the rate provided for above; and

(3)	to make all payments under this Agreement and in particular payments of interest (so far as the laws of the Cayman Islands permit) free and clear and net of any taxes, deductions or withholdings of any kind whatever all such taxes, deductions and withholdings being payable by the Borrower unless the Borrower is obliged by law to make any deduction or withholding in which event the Borrower must pay to the Lender such additional amount as enables the Lender to receive net after all taxes, deductions or withholdings the amount it would have received in the absence of those taxes, deductions or withholdings.

EVENTS OF DEFAULT

3.	Despite any other provisions of this Agreement the Principal Sum, interest and all other money payable under it will become immediately payable on the happening of any of the following events:

(1) if the Borrower defaults in paying any money due and owing under this Agreement; or

(2)	if any representation or warranty made in or in connection with this Agreement or the execution and delivery of it or in any document or certificate furnished pursuant to it proves at any time to have been incorrect in any material respect; or

(3)	if the Borrower defaults in performing or observing any agreement, covenant, stipulation or obligation whether negative or otherwise contained or implied in this Agreement or in any other agreement, whether or not creating a Lien, granted by it, (other than obligations in respect of the payment of any money under this Agreement); or

(4)	if by or under the authority of any Government the Borrower’s management or its authority in the conduct of its business is in the Lender’s opinion curtailed to the point of making it effectively inoperative by any seizure or intervention or proceedings of any nature; or

(5)	if a judgment against the Borrower for any sum exceeding Ten Thousand United States Dollars (US$10,000.00) or an order involving the payment by the Borrower of Ten Thousand United States Dollars (US$10,000.00) or more without the necessity of judgement is obtained in any Court, remains unsatisfied for seven (7) days unless in the event of a judgment or order involving payment which exceeds Ten Thousand United States Dollars (US$10,000.00) which the Borrower disputes by appeal promptly brought and diligently pursued it posts a bond satisfactory to the Lender for full satisfaction of it; or

(6)	if a distress or execution is levied or enforced on or against any of its assets and is not satisfied within five (5) days of the levy or enforcement of the distress or execution; or

(7)	if the Borrower without the Lender’s consent (which is given in respect of any Lien created by any prior agreement of which the Lender is aware) assigns any of its book debts or creates or purports or attempts to create Lien; or

(8)	if the Borrower makes or attempts to make any alteration to the provisions of its Memorandum or Articles of Association which might in the Lender’s opinion materially adversely affect its interests under this Agreement and which alteration has not been approved by the Lender and approval has not been unreasonably withheld or fails or neglects to comply in any material respect with any or all of the laws of the Cayman Islands in so far as they may relate to it; or

(9)	if an order is made or an effective agreement is made or resolution is passed for winding up the Borrower except for the purpose of a reconstruction or amalgamation the terms of which have been previously approved by the Lender; or

(10)	if an incumbrancer takes possession or a Receiver is appointed of any part of the Borrower’s assets; or

(11)	if the Borrower ceases or threatens to cease to carry on its business or substantially the whole of its business; or

(12)	if the Borrower sells or agrees to sell the whole or any substantial part of its undertaking otherwise than with the Lender’s prior consent; or

(13)	if the Borrower is unable to pay its debts within the meaning of Section 95 of the Companies Law (2004 Revision) of the Cayman Islands; or

(14)	if any member of the Borrower transfers any shares in the Borrower without first obtaining the Lender’s written consent; or

(15)	if at any time the Lender in good faith determines that a material adverse change in the Borrower’s financial condition has occurred or that the Borrower is unlikely to be able to meet any of its obligations under this Agreement..

FURTHER ASSURANCES

4.	The Borrower irrevocably appoints the Lender and every Attorney and every assign of the Lender to be the Borrower’s attorney in the name and on behalf of the Borrower to execute and give any assurances and other things which the Borrower ought to execute and do under this Agreement and generally to use the Borrower’s name in the exercise of all or any of the powers conferred on the Lender.

BORROWER’S GOOD STANDING

5. The Borrower represents and warrants to the Lender that:

(1)	it is a duly organised corporation existing in good standing under the Laws of the British Virgin Islands;

(2)	it is duly qualified to do business wherever necessary to carry on its present operations and will continue so while this Agreement subsists;

(3)	the execution, delivery and performance by the Borrower of this Agreement have been duly authorised by all necessary corporate action on the Borrower’s part;

(4)	this Agreement when executed will be properly executed and delivered by the Borrower and will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by:

(a)	applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and

(b)	the application of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(5)	the execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated by it do not and will not:

(a)	require any consent or approval of any person that has not been obtained, and each such consent and approval that has been obtained is in full force and effect,

(b)	violate any provision of any Law, Regulation or Governmental approval, applicable to the Borrower,

(c)	conflict with, result in a breach of or constitute a default under the Borrower’s Memorandum of Association or Articles of Association or any material indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it is bound, or

(d)	result in, or create any Lien on or with respect to any of the properties now owned or subsequently acquired by the Borrower.

(6)	there is no action, suit or proceeding, at law or in equity or by or before any court, arbitration tribunal or other body now pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its property, which could reasonably be expected to materially adversely affect the Borrower or its financial condition and operations;

(7)	as of the date of this Agreement, neither the business nor any properties of the Borrower are or have been affected by any fire, explosion, accident, strike, lockout or other labour dispute, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to materially adversely affect the Borrower or its financial condition and operations;

(8)	neither the Borrower nor any of its assets has any immunity from jurisdiction of any court or from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the British Virgin Islands;

(9)	it will use the Principal Sum solely in accordance with and solely for the purposes referred to in the Recital and not for any other purpose;

BORROWER’S FURTHER AGREEMENTS

6. The Borrower further agrees with the Lender as follows:

(1)	to effect builders risk insurance on all buildings and structures in the course of construction on its property (including plant and machinery and any unfixed materials and goods for which the Borrower has paid) and to insure and at all times keep insured by way of an all risks insurance policy (converting the first to the second where applicable) against loss or damage by fire, earthquake, explosion, hurricane, windstorm, flood, malicious damage, riot, civil commotion and fire arising from them respectively, accidental damage, theft and such other risks as the Lender requires all its property of an insurable nature to its full insurable value (or, if any of its property is a strata lot and the strata corporation has insured for less than replacement value, to an amount equal to the difference between the amount so insured in respect of that property and the replacement value of that property to the extent that such insurance is available) to the Lender’s satisfaction in an insurance office acceptable to the Lender and subject to the rights of the holder of any charge on demand to deliver to the Lender all those policies of insurance and all receipts and vouchers for the payment of premiums and to deliver a copy of every policy to the Lender within fourteen (14) days of receipt by the Borrower and a copy of the cover note on issue and on all renewals within seven (7) days of the issue or renewal;

(2) to maintain such public liability and other insurances as the Lender requires;

(3)	not to do or omit anything which may render any insurances effected in accordance with this Agreement void or voidable or whereby any premium may be increased;

(4)	at all times while this Agreement exists to keep up, maintain and preserve all its property in good and merchantable order and condition;

(5)	except in the ordinary course of use or enjoyment or for the purpose of effecting repairs not to part with the possession of nor to remove any of its property from the premises where it is usually stored or kept nor in any event to remove it from the British Virgin Islands without the Lender’s consent; and to report annually to the Lender concerning the machinery, fixtures, equipment and vehicles which the Borrower sells or otherwise disposes of or which become worn out or damaged or otherwise become unsuitable and any replacement of or addition to them;

(6)	not to transfer, lease, let or hire or part with the possession or create any Lien or make any assignment on or of its property without the Lender’s consent;

(7)	to carry on and conduct and procure that its subsidiaries from time to time carry on and conduct its and their respective businesses and affairs in a proper and efficient manner and not, without the prior written consent of the Lender, to make any substantial alteration in the nature of those businesses;

(8)	not to sell or otherwise dispose of the whole or any substantial part of its undertaking or assets without the Lender’s consent;

(9)	not to incur any additional debt to its bankers or any other lender without the Lender’s consent;

(10)	not to make any loans or advances of any kind to any of its directors or officers or any entity controlled by or under common control with the Borrower or any of its directors or officers;

(11)	not to enter into any guarantees or incur any other contingent liabilities without the Lender’s consent;

(12)	to pay to the Lender on demand all costs, charges and expenses which the Lender incurs in the preparation stamping, completion or otherwise in relation to this Agreement or any default under it or the protection or enforcement of any of the Lender’s rights under it on an indemnity basis together with the stamp duty on it;

(13)	to allow the Lender by its officers, servants or agents at all times while this Agreement exists with or without workmen, agents or servants to enter on any of the Borrower’s premises or any part of them and inspect and search the state and condition of the property or any part of it with full and free power to come, go and return for that purpose and to give or leave notice to the Borrower of all decays, defects and wants of preservation and maintenance found on the inspection who must immediately make good, repair and supply according to any notice so given so as at all times to keep up, maintain and preserve its property in good order and condition;

(14)	at all times while this Agreement exists to pay all licence fees and duties assessable on any part of the Property and the rents, rates and taxes on the several premises in which the Property or any part of it is and to keep the Property from being distrained for rents, rates or taxes or from being taken under any execution and at all times to produce on demand to the Lender the receipts for those rents, rates and taxes;

(15)	duly and punctually to perform and observe all the covenants, agreements, contracts and other stipulations whatever as are not inconsistent with its obligations under this Agreement and as are for the time being and from time to time binding on it, its business or other assets (including without limitation the Borrower’s contract with the Government of the British Virgin Islands to produce potable water from seawater) and not to do or omit anything whereby any lease, licence, contract or agreement for the time being and from time to time granted to or held by the Borrower may become liable to forfeiture or otherwise be determined.

(16)	to deliver to the Lender within one hundred and twenty (120) days of the end of each of its financial years a balance sheet, profit and loss account and trading account showing the true position of the Borrower’s affairs in that year certified either by a Chartered Accountant approved by the Lender or by the Borrower’s auditor for the time being if approved by the Lender and also on demand to furnish such other information respecting the monthly trading and operating figures as well as the Borrower’s assets and liabilities as the Lender requires;

(17) not without obtaining the Lender’s prior consent to:

(a) declare and pay any dividend or make any distribution whatever; or

(b) repay any shareholder or director loan or indebtedness; or

(c) reduce its capital or redeem or purchase any of its shares; or

(d)	make any capital expenditure in excess of One Hundred Thousand United States Dollars (US$100,000.00) or its equivalent in any calendar year; or

(e) make any expenditures otherwise than in the ordinary course of business; or

(f)	do anything that will result in any change in its shareholdings as constituted on the date of this Agreement.

ADVANCES ON BREACH

7.	The Lender may but is not obliged to advance and pay all sums of money necessary for carrying out the terms and conditions of this Agreement or remedying any breach of agreement or obligation whether imposed on the Borrower under the provisions of this Agreement or implied by law and all money so paid and all costs and expenses incurred by the Lender in relation to any inspection and notice or the repairs or amendments mentioned in clause 6(13) will be repayable on demand and will bear interest at the rate or rates mentioned above for the payment of interest on the Principal Sum.

GENERAL

8.	Provided that the Borrower is not in default of this Agreement, the Borrower shall be entitled to serve a notice on the Lender calling upon the Lender to advance to the Borrower such sums being not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) currency of the United States of America in each instance, which sums when added together shall not in the aggregate exceed the Principal Sum. Each such notice shall specify the date upon which such sum is required, which date shall not be earlier than the expiry of three (3) Business Days from the date when the notice is served. The Borrower shall evidence that drawdown by giving the Lender a promissory note in a form acceptable to the Lender as exhibited and attached hereto, the face value to be the equivalent to the amount so advanced. For the purposes of this Agreement such sums shall be deemed to be advanced on the actual date of payment of the advance by the Lender.

9.	The Borrower may prepay the whole or any part of the Principal Sum on any due date for payment of interest if it has given the Lender not less than 7 days’ notice of its intention to prepay and on that date pays all interest accrued. Each prepayment must be in multiples of US$1,000, with a minimum of US$100,000.00 and no amount so prepaid may be re-borrowed.

10.	(1) No neglect, omission or forbearance on the Lender’s part to take advantage of or enforce any right or remedy arising out of any breach or non-observance of any covenant or condition in this Agreement contained or implied will be deemed to be or operate as a general waiver of that covenant or condition or the right to enforce or take advantage of it in respect of any breach or non-observance of it either original or recurring.

(2)	Any of the Lender’s rights or powers may be exercised in its unfettered discretion and the Lender will not be obliged to give any reasons for doing so.

11.	A certificate from the Lender indicating the amount of the Principal Sum outstanding or the amount of interest owing to the Lender on it and detailing the calculation of those amounts will be conclusive and binding for all purposes, absent manifest error.

12.	If any judgment or order is given or made for the payment of any amount due under this Agreement and is expressed in a currency other than that in which the amount is payable by the Borrower under this Agreement, the Borrower will indemnify the Lender against any loss incurred by the Lender as a result of any variation having occurred in rates of exchange between the date as at which that amount is converted into the other currency for the purposes of that judgment or order and the date of actual payment pursuant to it. This indemnity will constitute a separate and independent obligation of the Borrower and will apply irrespective of any indulgence granted to the Borrower and will continue in full force and effect despite any such judgment or order as stated above.

13.	The taking of a judgment on any covenant in this Agreement will not operate as a merger of the covenant in the judgment as entered or affect the Lender’s right to interest at the rates mentioned above.

14.	Any demand or notice may be properly and effectively made given and served to and on the other party at any time by a letter sent to it either by delivery or by registered post addressed to it at its address mentioned above and may be signed by any officer, director, secretary, attorney, agent or lawyer on the delivering party’s behalf and every demand or notice if delivered will be deemed to be served on the date of delivery and if posted in the Cayman Islands or the British Virgin Islands will be deemed to have been served on the fourth day following the date of posting.

SUBORDINATION

15.	While the Bank’s Indebtedness remains outstanding, the Subordinated Indebtedness will in all respects be subordinated and otherwise deferred to the Bank’s Indebtedness, and to any rights of set-off or netting of claims between the Company and the Bank, and despite anything in this Agreement:

(1)	the Lender must not require or purport to require the Borrower to repay, pay or otherwise discharge the Subordinated Indebtedness; and

(2)	the Borrower must not repay, pay or otherwise discharge any part of the Subordinated Indebtedness;

without the Bank’s prior written consent.

16.	The Borrower and the Lender each acknowledge the priority given to the Bank’s Indebtedness by this Agreement, and must not take or attempt to take any action which might, in any way, affect that priority.

PROPER LAW AND JURISDICTION

17.	(1) This Agreement will be governed by and must be construed solely according to the Laws of the Cayman Islands.

(2)	The Borrower submits for all purposes of or in connection with this Agreement to the jurisdiction of the Courts of the Cayman Islands.

(3)	Despite sub-clause (2), the Lender or the Bank may proceed against the Borrower in any other jurisdiction and bringing proceedings in one or more jurisdictions will not preclude bringing proceedings in any other jurisdiction.

SEVERANCE

18.	If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be impaired.

HEADINGS

19.	The descriptive headings of the clauses and sub-clauses of this Agreement have no bearing whatever on the interpretation of any provision of this Agreement.

EXECUTED for and on behalf of	)	OCEAN CONVERSION (BVI) LTD.
OCEAN CONVERSION (BVI))
LTD. in the presence of:	)
)
)
/s/ Ermyn Richardson	)	Per:	/s/ Glenn Harrigan

Witness			Director
EXECUTED for and on behalf of	)	CONSOLIDATED WATER CO. LTD.
CONSOLIDATED WATER CO.	)
LTD. in the presence of:	)
)
)
/s/ Frederick W. McTaggart	)	Per:	/s/ Jeffrey M. Parker

Witness			Director